UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

Imaging Diagnostic Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

5307 NW 35th Terrace,
Fort Lauderdale, Florida 33309
 (Address of principal executive offices, including zip code)

(954) 581-9800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2012 (the “Effective Date”), Imaging Diagnostic Systems, Inc., a Florida corporation (the “Corporation”), entered into a Series Q Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with the Company’s Chief Executive Officer, Linda B. Grable (the “Series Q Holder”), pursuant to which the Series Q Holder was issued all of the fifty one (51) authorized shares of Series Q Preferred Stock, with a stated value of $0.001 per share (the “Series Q Preferred Stock”). The Series Q Holder was issued fifty-one (51) shares of Series Q Preferred Stock as partial consideration for past and future services rendered.

The Series Q Preferred Stock has the rights, privileges, preferences and restrictions set for in the Certificate of Designation (the “Certificate of Designation”) filed by the Corporation with the Florida Department of State on March 16, 2012, as more fully described in Item 8.01 below.

Each one (1) share of the Series Q Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.  For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series Q Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The foregoing description of the Preferred Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Preferred Stock Purchase Agreement incorporated by reference herein as Exhibit 10.118 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 3.03 Material Modification to Rights of Security Holders

On March 16, 2012, the Corporation filed the Certificate of Designation with the Florida Department of State pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Series Q Preferred Stock. Among other things, each one (1) share of the Series Q Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.  For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series Q Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The foregoing description of the Series Q Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.27 and incorporated herein by reference.

Item 8.01 Other Events

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 2,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On March 9, 2012 the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Incorporation to designate the rights and preferences of Series Q Preferred Stock.

On March 16, 2012, the Corporation filed the Certificate of Designation with the Florida Department of State. The Series Q Preferred Stock is being issued to the Series Q Holder as described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.27*	Articles of Amendment-Certificate of Designation of Series Q Preferred Stock filed with the Florida Department of State on March 16, 2012

10.118*	Preferred Stock Purchase Agreement dated March 21, 2012 by and between the Company and Linda B. Grable

*Filed herewith

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: March 26, 2012	By:	/s/ Linda B. Grable
Name: Linda B. Grable
Title: Chief Executive Officer